Exhibit 4.17

THIS NOTE HAS NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY. THIS NOTE AND THE SECURITIES ISSUABLE UPON CONVERSION OF THIS NOTE MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT SECURED BY SUCH SECURITIES.

GIVBUX, INC.

Convertible Promissory Note

Dated: May 7, 2025 (the “Issuance Date”)	Principal: $566,666.68

Loan Amount: $510,000.00

FOR VALUE RECEIVED, GIVBUX, Inc., a Nevada company (hereinafter called the “Maker” or the “Company”), hereby promises to pay to the order of _______, a Delaware limited partnership, or registered assigns (the “Holder”) the principal sum of Five Hundred Sixty-Six Thousand Six Hundred Sixty-Six and 68/100 Dollars ($566,666.68) (the “Principal Amount”) pursuant to the terms of this Convertible Promissory Note (this “Note” and, collectively with the other notes issued pursuant to the Purchase Agreement (as defined below), the “Notes”). The consideration to the Maker for this Note is Five Hundred Ten Thousand and Zero/100 Dollars ($510,000.00) (the “Consideration”) in United States currency, due to the prorated original issuance discount of 10% (the “OID”) equaling Fifty-Six Thousand Six Hundred Sixty-Six and 68/100 Dollars ($56,666.68). The initial Principal Amount under this Note shall consist of the Consideration plus the OID.

The maturity date of this Note shall be December 7, 2025 (the “Maturity Date”) and is the date upon which the Outstanding Principal Amount shall be due and payable unless otherwise extended or accelerated pursuant to the terms of this Note. This Note may not be repaid in whole or in part except as otherwise explicitly set forth herein.

All payments under or pursuant to this Note shall be made in United States Dollars in immediately available funds to the Holder at the address of the Holder set forth in the Purchase Agreement (as hereinafter defined) or at such other place as the Holder may designate from time to time in writing to the Maker or by wire transfer of funds to the Holder’s account designated in writing by Holder to the Maker.

1.1 Purchase Agreement. This Note has been executed and delivered pursuant to the Securities Purchase Agreement, dated as of May 7, 2025 (as the same may be amended from time to time, the “Purchase Agreement”), by and among the Maker and the investors signatory thereto. Capitalized terms used and not otherwise defined herein shall have the meanings set forth for such terms in the Purchase Agreement.

1.2 Interest. Unless an Event of Default shall have occurred, interest shall accrue on the outstanding principal amount of this Note from and including the Issuance Date at the rate of six percent (6%) per annum. In addition to any other rights or remedies hereunder upon an Event of Default, in which case Default Interest shall accrue the outstanding principal amount of this Note from and including the Issuance Date at the rate of at the rate of eighteen percent (18.00%) per annum (“Default Interest”). Accrued and unpaid Default Interest shall be due and payable monthly in arrears in cash on the first of each month following the occurrence of any Event of Default for Default Interest accrued through the last day of the prior month. Default Interest shall be calculated on the basis of a 360-day year, consisting of twelve, 30-calendar day periods.

1.3 Delisting from a Trading Market. If at any time the shares of Common Stock cease to be listed on a Trading Market, (i) the Holder may deliver a demand for payment to the Company and, if such a demand is delivered, the Company shall, within ten (10) Business Days following receipt of the demand for payment from the Holder, pay all of the Outstanding Principal Amount or (ii) the Holder may, at its election after the date on which the Conversion Shares can be sold pursuant to Rule 144 or any other applicable exemption or earlier if a Registration Statement covering the Conversion Shares has been declared effective, upon notice to the Company in accordance with Section 3.1, convert all or a portion of the Outstanding Principal Amount at the Conversion Price. Notwithstanding anything to the contrary contained herein, any payments made under this Note, including the provisions of this Section 1.4, shall be subject in all cases to the terms of the Purchase Agreement.

1.4 Payment on Non-Business Days. Whenever any payment to be made shall be due on a day which is not a Business Day, such payment may be due on the next succeeding Business Day.

1.5 Transfer. This Note may be transferred or sold, subject to the provisions of Section 5.6 of this Note, or pledged, hypothecated or otherwise granted as security by the Holder.

1.6 Replacement. Upon receipt of a duly executed and notarized written statement from the Holder with respect to the loss, theft or destruction of this Note (or any replacement hereof), or, in the case of a mutilation of this Note, upon surrender and cancellation of such Note, the Maker shall issue a new Note, of like tenor and amount, in lieu of such lost, stolen, destroyed or mutilated Note.

1.7 Use of Proceeds. The Maker shall use the proceeds of this Note as set forth in the Purchase Agreement.

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1.8 Status of Note. The obligations of the Maker under this Note shall rank senior to all other existing Indebtedness and equity of the Company and are secured pursuant to the terms of the Security Agreement. Upon any Liquidation Event (as hereinafter defined), but subject in all cases to the Purchase Agreement, the Holder will be entitled to receive, before any distribution or payment is made upon, or set apart with respect to, any Indebtedness of the Maker or any class of shares of the Maker, an amount equal to the sum of the Outstanding Principal Amount. For purposes of this Note, “Liquidation Event” means a liquidation pursuant to a filing of a petition for bankruptcy under applicable law or any other insolvency or debtor’s relief, an assignment for the benefit of creditors, or a voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Maker.

1.9 Tax Treatment. The Maker and the Holder agree that for U.S. federal income tax purposes, and applicable state, local and non-U.S. income tax purposes, this Note is not intended to be, and shall not be, treated as Indebtedness. Neither the Maker nor the Holder shall take any contrary position on any tax return, or in any audit, claim, investigation, inquiry or proceeding in respect of Taxes, unless otherwise required pursuant to a final determination within the meaning of Section 1313 of the Internal Revenue Code of 1986, as amended (the “Code”), or any analogous provision of applicable state, local or non-U.S. law.

1.10 Prepayment. Subject to the Holder’s rights under Section 3.5 and 3.6 and following the date that the Conversion Shares issuable hereunder may be sold pursuant to an effective Registration Statement, the Company may, at its option, at any time and from time to time, prepay all of Outstanding Principal Amount of this Note before the Maturity Date, together with all outstanding but unpaid interest and with an additional premium of twenty percent (20%) of the amounts owing at that time; provided, that it shall provide Holder with sixty (60) days’ advanced written notice of its intent to prepay this Note. Holder shall have the option to elect to convert this Note per the terms of this Note at any time prior to the Company’s prepayment.

ARTICLE 2

2.1 Events of Default. An “Event of Default” under this Note shall mean the occurrence of any of the Events of Default defined in the Purchase Agreement, and any of the additional events described below (unless the Event of Default is waived in writing by the Holder):

(a) Following a three (3) Business Day opportunity to cure, any default in the payment of (i) of any portion of or the Principal Amount or interest of any Note when due; or (ii) liquidated damages owing to a Holder on any Note, as and when the same shall become due and payable (whether on the Maturity Date or by acceleration or otherwise);

(b) the Maker shall fail to observe or perform any other material covenant, condition or agreement contained in this Note or any Transaction Document, which shall include for the avoidance of doubt, failing to file the Registration Statement as required in accordance with the terms of the Registration Rights Agreement, the failure of the Registration Statement to be declared effective as such time as required by the Registration Rights Agreement or engaging in a Prohibited Transaction in violation of the terms of the Transaction Documents;

(c) the Maker’s notice to the Holder, including by way of public announcement, at any time, of its inability to comply (including for any of the reasons described in Section 3.6 hereof) or its intention not to comply with proper requests for conversion of this Note into shares of Common Stock;

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(d) the Maker shall fail to (i) timely deliver the shares of Common Stock as and when required in Section 3.2; or (ii) make the payment of any fees and/or liquidated damages under this Note, the Purchase Agreement or the other Transaction Documents;

(e) at any time the Maker shall fail to have the Required Minimum of shares of Common Stock authorized, reserved and available for issuance to satisfy the potential conversion in full (disregarding for this purpose any and all limitations of any kind on such conversion) of this Note;

(f) any representation or warranty made by the Maker or any of its Subsidiaries herein or in the Purchase Agreement, this Note, or any other Transaction Document shall prove to have been false or incorrect or breached in a material respect on the date as of which made;

(g) the Maker or any of its Subsidiaries shall (A) default in any payment of any amount or amounts of principal of or interest (if any) on any Indebtedness (other than the Indebtedness hereunder), the aggregate principal amount of which Indebtedness is in excess of $250,000 or (B) default in the observance or performance of any other agreement or condition relating to any such Indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or holders or beneficiary or beneficiaries of such Indebtedness to cause with the giving of notice if required, such Indebtedness to become due prior to its stated maturity;

(h) the Maker or any of its Subsidiaries shall: (i) apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee or liquidator of itself or of all or a substantial part of its property or assets; (ii) make a general assignment for the benefit of its creditors; (iii) commence a voluntary case under the United States Bankruptcy Code (as now or hereafter in effect) or under the comparable laws of any jurisdiction (foreign or domestic); (iv) file a petition seeking to take advantage of any bankruptcy, insolvency, moratorium, reorganization or other similar law affecting the enforcement of creditors’ rights generally; (v) acquiesce in writing to any petition filed against it in an involuntary case under United States Bankruptcy Code (as now or hereafter in effect) or under the comparable laws of any jurisdiction (foreign or domestic); (vi) issue a notice of bankruptcy or winding down of its operations or issue a press release regarding same; or (vii) take any action under the laws of any jurisdiction (foreign or domestic) analogous to any of the foregoing;

(i) a proceeding or case shall be commenced in respect of the Maker or any of its Subsidiaries, without its application or consent, in any court of competent jurisdiction, seeking: (i) the liquidation, reorganization, moratorium, dissolution, winding up, or composition or readjustment of its debts; (ii) the appointment of a trustee, receiver, custodian, liquidator or the like of it or of all or any substantial part of its assets in connection with the liquidation or dissolution of the Maker or any of its Subsidiaries; or (iii) similar relief in respect of it under any law providing for the relief of debtors, and such proceeding or case described in clause (i), (ii) or (iii) shall continue undismissed, or unstayed and in effect, for a period of forty-five (45) days or any order for relief shall be entered in an involuntary case under United States Bankruptcy Code (as now or hereafter in effect) or under the comparable laws of any jurisdiction (foreign or domestic) against the Maker or any of its Subsidiaries or action under the laws of any jurisdiction (foreign or domestic) analogous to any of the foregoing shall be taken with respect to the Maker or any of its Subsidiaries and shall continue undismissed, or unstayed and in effect for a period of forty-five (45) days;

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(j) one or more final judgments, settlements, or orders for the payment of money aggregating in excess of $250,000 (or its equivalent in the relevant currency of payment) are rendered against or entered into one or more of the Company and its Subsidiaries;

(k) the failure of the Maker to instruct its transfer agent to remove any legends from the shares of Common Stock and issue such unlegended certificates to the Holder within three (3) Trading Days of the Holder’s lawful request so long as the Holder has provided reasonable assurances to the Maker that such shares of Common Stock can be sold pursuant to Rule 144 or any other applicable exemption;

(l) the Maker’s shares of Common Stock are no longer publicly traded or cease to be listed on the Principal Market or, after the six month anniversary of the Issuance Date, any Investor Shares may not be immediately resold under Rule 144 without restriction on the number of shares to be sold or manner of sale, unless such Investor Shares have been registered for resale under the 1933 Act and may be sold without restriction;

(m) the Maker consummates a “going private” transaction and as a result shares of Common Stock are no longer registered under Sections 12(b) or 12(g) of the 1934 Act;

(n) there shall be any SEC or judicial stop trade order or trading suspension stop-order or any restriction in place with the transfer agent for the shares of Common Stock restricting the trading of such shares of Common Stock;

(o) the Depository Trust Company places any restrictions on transactions in the shares of Common Stock or the shares of Common Stock is no longer tradeable through the Depository Trust Company Fast Automated Securities Transfer program;

(p) the occurrence of a Material Adverse Effect in respect of the Maker, or the Maker and its Subsidiaries taken as a whole which would reasonably be considered to substantially impair the ability of the Maker to satisfy its obligations in the Transaction Documents;

(q) the Maker shall fail to comply with, and/or shall cease to be subject to, the reporting requirements of the 1934 Act;

(r) the Company shall have filed a “non-timely” filing with the SEC in respect of any Form 10-Q or Form 10-K required to be filed by the Maker, and the Maker shall not have filed the applicable Form 10-Q or Form 10-K, within ten days of the filing of such “non-timely” filing; and

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(s) there shall have occurred a Fundamental Transaction (as defined in the Warrant), except as contemplated in Section 5.15 of the Purchase Agreement, or the Maker or its Subsidiaries shall have sold or disposed of, or have agreed to sell or dispose, of in excess of thirty percent (30%) of those their assets in one transaction or a series of related transactions (whether or not any such sale or disposition would constitute a Fundamental Transactions.

2.2 Remedies Upon an Event of Default.

(a) Upon the occurrence of any Event of Default that has not been remedied within (i) two (2) Business Days for an Event of Default occurring by the Company’s failure to comply with Section 7.1(c) of the Purchase Agreement or Section 3.2 of this Note, or (ii) five (5) Business Days for all other Events of Default; provided, however, that there shall be no cure period for an Event of Default described in Sections 2.1(h), or 2.1(i), the Maker shall be obligated to pay to the Holder the Mandatory Premium Amount, which Mandatory Premium Amount shall be earned by the Holder on the date the Event of Default giving rise thereto occurs and shall be due and payable on the earlier to occur of the Maturity Date, upon conversion, redemption or prepayment of this Note or the date on which all amounts owing hereunder have been accelerated in accordance with the terms hereof.

(b) Upon the occurrence of any Event of Default, the Maker shall, as promptly as possible but in any event within two (2) Business Day of the occurrence of such Event of Default, notify the Holder of the occurrence of such Event of Default, describing the event or factual situation giving rise to the Event of Default and specifying the relevant subsections of Section 2.1 hereof under which such Event of Default has occurred.

(c) If an Event of Default shall have occurred and shall not have been remedied within (i) two (2) Business Days for an Event of Default occurring by the Company’s failure to comply with Section 7.1(c) of the Purchase Agreement or Section 3.2 of this Note, or (ii) five (5) Business Days for all other Events of Default; provided, however, that there shall be no cure period for an Event of Default described in Sections 2.1(a), 2.1(h), or 2.1(i), the Holder may at any time at its option, declare the Mandatory Premium Amount due and payable, and thereupon, the same shall be accelerated and so due and payable, without presentment, demand, protest, or notice, all of which are hereby expressly unconditionally and irrevocably waived by the Maker; provided, however, that upon the occurrence of an Event of Default described above, the Holder, in its sole and absolute discretion, may: (a) from time-to-time demand that all or a portion of the Mandatory Premium Amount be converted into shares of Common Stock at a price per share equal to the lesser of (i) the then applicable Conversion Price and (ii) sixty percent (60%) of the lowest daily VWAP in the fifteen (15) Trading Days ending on the date of the delivery of the applicable Conversion Notice. Upon the occurrence of an Event of Default described in clauses Sections 2.1(h) or (i) above, the Mandatory Premium Amount shall become immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Maker. No course of delay on the part of the Holder shall operate as a waiver thereof or otherwise prejudice the rights of the Holder. No remedy conferred hereby shall be exclusive of any other remedy referred to herein or now or hereafter available at law, in equity, by statute or otherwise. For the avoidance of doubt upon the occurrence of any Event of Default, the Conversion Price shall not be subject to the Floor Price, and the Holder may engage in conversions under this Note at a price per share below the Floor Price.

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(d) Further to the foregoing, for each of Event of Default that shall have occurred the percentage in clause (ii) of definition of Conversion Price in Section 5.13(a) shall be lowered by ten percent (10%), and shall remain lowered even if such Event of Default is remedied, if capable of being remedied.

(e) While any Event of Default remains unremedied in addition to any other amounts owing hereunder the Company shall pay to the Holder a $25,000 monthly monitoring fee in respect of such Event of Default.

ARTICLE 3 Conversion.

3.1 Conversion. This Note shall be convertible (in whole or in part), at the option of the Holder, into such number of fully paid and non-assessable shares of Common Stock as is determined by dividing (x) that portion of (A) the Outstanding Principal Amount, plus (B) accrued and unpaid interest with respect to such Outstanding Principal Amount of this Note (the “Conversion Amount”) by (y) the Conversion Price then in effect on the date on which the Holder delivers a notice of conversion, in substantially the form attached hereto as Exhibit A (the “Conversion Notice”). The Holder shall deliver this Note to the Maker at the address designated in the Purchase Agreement at any such time that this Note is converted. With respect to partial conversions of this Note, the Maker shall keep written records of the amount of this Note converted as of the date of such conversion (each, a “Conversion Date”).

3.2 Delivery of Conversion Shares. As soon as practicable after any conversion or payment of any amount due hereunder in the form of shares of Common Stock in accordance with this Note, and in any event within one (1) Trading Day thereafter (such date, the “Share Delivery Date”), the Maker shall, at its expense, cause to be issued in the name of and delivered to the Holder, or as the Holder may direct, a certificate or certificates evidencing the number of fully paid and non-assessable shares of Common Stock to which the Holder shall be entitled on such conversion or payment (the “Conversion Shares”), in the applicable denominations based on the applicable conversion or payment. In lieu of delivering physical certificates for the shares of Common Stock issuable upon any conversion of this Note, provided the Company’s transfer agent is participating in the Depository Trust Company (“DTC”) Fast Automated Securities Transfer program or a similar program, upon request of the Holder, the Company shall cause its transfer agent to electronically transmit such shares of Common Stock issuable upon conversion of this Note to the Holder (or its designee), by crediting the account of the Holder’s (or such designee’s) broker with DTC through its Deposit Withdrawal Agent Commission system (provided that the same time periods herein as for share certificates shall apply) as instructed by the Holder (or its designee). In the event that the Maker fails to comply with its obligations under this Section 3.2, a liquidated damages charge of 2% of the outstanding principal balance of this Note will be assessed and will become immediately due and payable each month while such failure remains uncured to the Holder at its election in the form of a cash payment or added to the balance of this Note.

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3.3 Ownership Cap. Notwithstanding anything to the contrary contained herein, the Holder shall not be entitled to receive shares representing Equity Interests upon conversion of this Note to the extent (but only to the extent) that such exercise or receipt would cause the Holder Group (as defined below) to become, directly or indirectly, a “beneficial owner” (within the meaning of Section 13(d) of the 1934 Act and the rules and regulations promulgated thereunder) of a number of Equity Interests of a class that is registered under the 1934 Act which exceeds the Maximum Percentage (as defined below) of the Equity Interests of such class that are outstanding at such time. Any purported delivery of Equity Interests in connection with the conversion of this Note prior to the termination of this restriction in accordance herewith shall be void and have no effect to the extent (but only to the extent) that such delivery would result in the Holder Group becoming the beneficial owner of more than the Maximum Percentage of the Equity Interests of a class that is registered under the 1934 Act that is outstanding at such time. If any delivery of Equity Interests owed to the Holder following conversion of this Note is not made, in whole or in part, as a result of this limitation, the Company’s obligation to make such delivery shall not be extinguished and the Company shall deliver such Equity Interests as promptly as practicable after the Holder gives notice to the Company that such delivery would not result in such limitation being triggered or upon termination of the restriction in accordance with the terms hereof. To the extent limitations contained in this Section 3.3 apply, the determination of whether this Note is convertible and of which portion of this Note is convertible shall be the sole responsibility and in the sole determination of the Holder, and the submission of a notice of conversion shall be deemed to constitute the Holder’s determination that the issuance of the full number of Conversion Shares requested in the notice of conversion is permitted hereunder, and the Company shall not have any obligation to verify or confirm the accuracy of such determination. For purposes of this Section 3.3, (i) the term “Maximum Percentage” shall mean 4.99%; provided, that if at any time after the date hereof the Holder Group beneficially owns in excess of 4.99% of any class of Equity Interests in the Company that is registered under the 1934 Act, then the Maximum Percentage shall automatically increase to 9.99% so long as the Holder Group owns in excess of 4.99% of such class of Equity Interests (and shall, for the avoidance of doubt, automatically decrease to 4.99% upon the Holder Group ceasing to own in excess of 4.99% of such class of Equity Interests); and (ii) the term “Holder Group” shall mean the Holder plus any other Person with which the Holder is considered to be part of a group under Section 13 of the 1934 Act or with which the Holder otherwise files reports under Sections 13 and/or 16 of the 1934 Act. In determining the number of Equity Interests of a particular class outstanding at any point in time, the Holder may rely on the number of outstanding Equity Interests of such class as reflected in (x) the Company’s most recent Form 10-K or Form 8-K filed with the Securities and Exchange Commission, as the case may be, (y) a more recent public announcement by the Company or (z) a more recent notice by the Company or its transfer agent to the Holder setting forth the number of Equity Interests of such class then outstanding. For any reason at any time, upon written or oral request of the Holder, the Company shall, within one (1) Business Day of such request, confirm orally and in writing to the Holder the number of Equity Interests of any class then outstanding. The provisions of this Section 3.3 shall be construed, corrected and implemented in a manner so as to effectuate the intended beneficial ownership limitation herein contained.

3.4 Adjustment of Conversion Price.

(a) Until the Note has been paid in full or converted in full, the Conversion Price shall be subject to adjustment from time to time as follows (but shall not be increased, other than pursuant to Section 3.4(a)(i) hereof):

(i) Adjustments for Stock Splits and Combinations. If the Maker shall at any time or from time to time after the Closing Date (but whether before or after the Issuance Date) effect a split of the outstanding shares of Common Stock, the applicable Conversion Price in effect immediately prior to the stock split shall be proportionately decreased. If the Maker shall at any time or from time to time after the Closing Date (but whether before or after the Issuance Date), combine the outstanding shares of Common Stock, the applicable Conversion Price in effect immediately prior to the combination shall be proportionately increased. Any adjustments under this Section 3.4(a)(i) shall be effective at the close of business on the date the stock split or combination occurs.

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(ii) Adjustments for Certain Dividends and Distributions. If the Maker shall at any time or from time to time after the Issuance Date (but whether before or after the Issuance Date) make or issue or set a record date for the determination of holders of shares of Common Stock entitled to receive a dividend or other distribution payable in shares of Common Stock, then, and in each event, the applicable Conversion Price in effect immediately prior to such event shall be decreased as of the time of such issuance or, in the event such record date shall have been fixed, as of the close of business on such record date, by multiplying the applicable Conversion Price then in effect by a fraction:

(1) the numerator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date; and

(2) the denominator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date plus the number of shares of Common Stock issuable in payment of such dividend or distribution.

(iii) Adjustment for Other Dividends and Distributions. If the Maker shall at any time or from time to time after the Closing Date (but whether before or after the Issuance Date) make or issue or set a record date for the determination of holders of shares of Common Stock entitled to receive a dividend or other distribution payable in other shares of Common Stock, then, and in each event, an appropriate revision to the applicable Conversion Price shall be made and provision shall be made (by adjustments of the Conversion Price or otherwise) so that the Holder of this Note shall receive upon conversions thereof, in addition to the number of shares of Common Stock receivable thereon, the number of securities of the Maker or other issuer (as applicable) or other property that it would have received had this Note been converted into shares of Common Stock in full (without regard to any conversion limitations herein) on the date of such event and had thereafter, during the period from the date of such event to and including the Conversion Date, retained such securities (together with any distributions payable thereon during such period) or assets, giving application to all adjustments called for during such period under this Section 3.4(a)(iii) with respect to the rights of the holders of this Note; provided, however, that if such record date shall have been fixed and such dividend is not fully paid or if such distribution is not fully made on the date fixed therefor, the Conversion Price shall be adjusted pursuant to this paragraph as of the time of actual payment of such dividends or distributions.

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(iv) Adjustments for Reclassification, Exchange or Substitution. If the shares of Common Stock at any time or from time to time after the Closing Date (but whether before or after the Issuance Date) shall be changed to the same or different number of shares or other securities of any class of shares or other property, whether by reclassification, exchange, substitution or otherwise (other than by way of a stock split or combination of shares or stock dividends provided for in Sections 3.4(a)(i), (ii) and (iii) hereof, or a reorganization, merger, consolidation, or sale of assets provided for in Section 3.4(a)(viii) hereof), then, and in each event, an appropriate revision to the Conversion Price shall be made and provisions shall be made (by adjustments of the Conversion Price or otherwise) so that the Holder shall have the right thereafter to convert this Note into the kind and amount of shares or other securities or other property receivable upon reclassification, exchange, substitution or other change, by holders of the number of shares of Common Stock into which such Note might have been converted immediately prior to such reclassification, exchange, substitution or other change, all subject to further adjustment as provided herein.

(v) Adjustments for Issuance of Additional Shares of Common Stock. In the event the Maker shall at any time or from time to time after the Issuance Date (but whether before or after the Issuance Date) issue or sell any additional Common Stock (“Additional Common Stock”), other than (A) as provided in this Note (including the foregoing subsections (i) through (iv) of this Section 3.4(a)), pursuant to any Equity Plan (including pursuant to Common Stock Equivalents granted or issued under any Equity Plan), (B) pursuant to Common Stock Equivalents (as defined below) granted or issued prior to the Issuance Date, (C) Exempted Securities, or (D) pursuant to the terms of this Note, in any case, at an effective price per share that is less than the Conversion Price then in effect or without consideration, then the Conversion Price upon each such issuance shall be reduced as follows: (i) for the first twelve (12) months from the date hereof, to a price equal to the consideration per share paid for such Additional Common Stock and (ii) thereafter, to a price determined in accordance with the following formula: [CP2 = CP1 * (A+B) / (A+C), where: (1) “CP1” means the Conversion Price in effect prior to such issuance of Additional Common Stock; (2) “CP2” means the Conversion Price in effect immediately after such issuance of Additional Common Stock; (3) “A” means the number of shares of Common Stock outstanding immediately prior to such issuance of Additional Common Stock (treating for this purpose as outstanding all shares of Common Stock issuable upon exercise or conversion of all Common Stock Equivalents outstanding immediately prior to such issuance); (4) “B” shall mean the number of shares of Common Stock that would have been issued if such additional shares of Common Stock had been issued at a price per share equal to CP1 (determined by dividing the aggregate consideration received by the Company in respect of such issuance by CP1); and (5) “C” shall mean the number of such shares of Common Stock issued in such transaction.] For purposes of clarification, the amount of consideration received for such Additional Common Stock shall not include the value of any additional securities or other rights received in connection with such issuance of Additional Common Stock (i.e., warrants, rights of first refusal or other similar rights).

(vi) Issuance, Amendment or Adjustment of Common Stock Equivalents. Except for Exempted Securities, if (x) the Maker, at any time after the Issuance Date (but whether before or after the Issuance Date), shall issue any securities convertible into or exercisable or exchangeable for, directly or indirectly, Common Stock (“Convertible Securities”), or any rights or warrants or options to purchase any such Common Stock or Convertible Securities, other than Common Stock Equivalents granted or issued under any Equity Plan (collectively with the Convertible Securities, the “Common Stock Equivalents”) and the price per share for which Common Stock may be issuable pursuant to any such Common Stock Equivalent shall be less than the applicable Conversion Price then in effect, or (y) the price per share for which Common Stock may be issuable under any Common Stock Equivalents is amended or adjusted, pursuant to the terms of such Common Stock Equivalents or otherwise, and such price as so amended or adjusted shall be less than the applicable Conversion Price in effect at the time of such amendment or adjustment, then, in each such case (x) or (y), the applicable Conversion Price upon each such issuance or amendment or adjustment shall be adjusted as provided in subsection (vi) of this Section 3.4(a) as if the maximum number of shares of Common Stock issuable upon conversion, exercise or exchange of such Common Stock Equivalents had been issued on the date of such issuance or amendment or adjustment.

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(vii) Other Events. In the event that the Company (or any Subsidiary (as defined in the Securities Purchase Agreement)) shall take any action to which the provisions hereof are not strictly applicable, or, if applicable, would not operate to protect the Holder from dilution or if any event occurs of the type contemplated by the provisions of this Section 3.4 but not expressly provided for by such provisions (including, without limitation, the granting of share appreciation rights, phantom share rights or other rights with equity features), then the Company’s board of directors shall in good faith determine and implement an appropriate adjustment in the Conversion Price and the number of Conversion Shares (if applicable) so as to protect the rights of the Holder, provided that no such adjustment pursuant to this Section 3.4 will increase the Conversion Price or decrease the number of Conversion Shares as otherwise determined pursuant to this Section 3.4 provided further that if the Holder does not accept such adjustments as appropriately protecting its interests hereunder against such dilution, then the Company’s board of directors and the Holder shall agree, in good faith, upon an independent investment bank of nationally recognized standing to make such appropriate adjustments, whose determination shall be final and binding absent manifest error and whose fees and expenses shall be borne by the Company.

(viii) Consideration for Stock. In case any shares of Common Stock or any Common Stock Equivalents shall be issued or sold:

(1) in connection with any merger or consolidation in which the Maker is the surviving corporation (other than any consolidation or merger in which the previously outstanding shares of Common Stock of the Maker shall be changed to or exchanged for the stock or other securities of another corporation), the amount of consideration therefor shall be, deemed to be the fair value, as determined reasonably and in good faith by the Board of Directors of the Maker and approved by the Holder, of such portion of the assets and business of the non-surviving corporation as such Board of Directors may determine to be attributable to such shares of Common Stock, Convertible Securities, rights or warrants or options, as the case may be; or

(2) in the event of any consolidation or merger of the Maker in which the Maker is not the surviving corporation or in which the previously outstanding shares of Common Stock of the Maker shall be changed into or exchanged for the stock or other securities of another corporation or other property, or in the event of any sale of all or substantially all of the assets of the Maker for stock or other securities or other property of any corporation, the Maker shall be deemed to have issued shares of Common Stock, at a price per share equal to the valuation of the Maker’s shares of Common Stock based on the actual exchange ratio on which the transaction was predicated, as applicable, and the fair market value on the date of such transaction of all such stock or securities or other property of the other corporation. If any such calculation results in adjustment of the applicable Conversion Price, or the number of shares of Common Stock issuable upon conversion of the Note, the determination of the applicable Conversion Price or the number of shares of Common Stock issuable upon conversion of the Note immediately prior to such merger, consolidation or sale, shall be made after giving effect to such adjustment of the number of shares of Common Stock issuable upon conversion of the Note. In the event shares of Common Stock are issued with other shares or securities or other assets of the Maker for consideration which covers both, the consideration computed as provided in this Section 3.4(a)(viii) shall be allocated among such securities and assets as determined in good faith by the Board of Directors of the Maker, and approved by the Holder.

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(ix) Record Date. In case the Maker shall take record of the holders of its shares of Common Stock for the purpose of entitling them to subscribe for or purchase shares of Common Stock or Convertible Securities, then the date of the issue or sale of the shares of Common Stock shall be deemed to be such record date.

(b) No Impairment. The Maker shall not, by amendment of its Amended and Restated Memorandum and Articles of Association or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Maker, but will at all times in good faith assist in the carrying out of all the provisions of this Section 3.4 and in the taking of all such action as may be necessary or appropriate in order to protect the conversion rights of the Holder against impairment. In the event the Holder shall elect to convert this Note as provided herein, the Maker cannot refuse conversion based on any claim that the Holder or anyone associated or affiliated with the Holder has been engaged in any violation of law, violation of an agreement to which the Holder is a party or for any reason whatsoever, unless, an injunction from a court, or notice, restraining and or adjoining conversion of this Note shall have issued and the Maker posts a surety bond for the benefit of the Holder in an amount equal to one hundred percent (100%)of the Principal Amount of the Note the Holder has elected to convert, which bond shall remain in effect until the completion of arbitration/litigation of the dispute and the proceeds of which shall be payable to the Holder (as liquidated damages) in the event it obtains judgment.

(c) Certificates as to Adjustments. Upon occurrence of each adjustment or readjustment of the Conversion Price or number of shares of Common Stock issuable upon conversion of this Note pursuant to this Section 3.4, the Maker at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and furnish to the Holder a certificate setting forth such adjustment and readjustment, showing in detail the facts upon which such adjustment or readjustment is based. The Maker shall, upon written request of the Holder, at any time, furnish or cause to be furnished to the Holder a like certificate setting forth such adjustments and readjustments, the applicable Conversion Price in effect at the time, and the number of shares of Common Stock and the amount, if any, of other securities or property which at the time would be received upon the conversion of this Note. Notwithstanding the foregoing, the Maker shall not be obligated to deliver a certificate unless such certificate would reflect an increase or decrease of at least one percent (1%) of such adjusted amount.

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(d) Issue Taxes. The Maker shall pay any and all issue and other taxes, excluding federal, state or local income taxes, that may be payable in respect of any issue or delivery of shares of Common Stock on conversion of this Note pursuant thereto; provided, however, that the Maker shall not be obligated to pay any transfer taxes resulting from any transfer requested by the Holder in connection with any such conversion.

(e) Fractional Shares. No fractional shares of Common Stock shall be issued upon conversion of this Note. In lieu of any fractional shares to which the Holder would otherwise be entitled, the Maker shall pay cash equal such fractional shares multiplied by the Conversion Price then in effect.

(f) Reservation of shares of Common Stock. The Maker shall at all while this Note shall be outstanding, keep available out of its authorized shares of Common Stock, the Required Minimum of shares of Common Stock (disregarding for this purpose any and all limitations of any kind on such conversion). The Maker shall, from time to time, increase the authorized number of shares of Common Stock or take other effective action if at any time the unissued number of authorized shares shall not be sufficient to satisfy the Maker’s obligations under this Section 3.4(f).

(g) Regulatory Compliance. If any shares of Common Stock for the purpose of conversion of this Note require registration or listing with or approval of any governmental authority, stock exchange or other regulatory body under any federal or state law or regulation or otherwise before such shares may be validly issued or delivered upon conversion, the Maker shall, at its sole cost and expense, in good faith and as expeditiously as possible, secure such registration, listing or approval, as the case may be.

(h) Effect of Events Prior to the Issuance Date. If the Issuance Date of this Note is after the applicable Closing Date, then, if the Conversion Price or any other right of the Holder of this Note would have been adjusted or modified by operation of any provision of this Note had this Note been issued on the applicable Closing Date, such adjustment or modification shall be deemed to apply to this Note as of the Issuance Date as if this Note had been issued on the applicable Closing Date.

3.5 Prepayment Following a Change of Control.

(a) Mechanics of Prepayment at Option of Holder in Connection with a Change of Control. No later than fifteen (15) days following the entry by the Company into an agreement for a Change of Control, but in no event prior to the public announcement of such Change of Control, the Maker shall deliver written notice describing the entry into such agreement (“Notice of Change of Control”) to the Holder. Within fifteen (15) days after receipt of a Notice of Change of Control, the Holder may require the Maker to prepay, effective immediately prior to the consummation of such Change of Control, an amount equal to the Mandatory Premium Amount on such date (the “COC Repayment Price”), by delivering written notice thereof (“Notice of Prepayment at Option of Holder Upon Change of Control”) to the Maker.

(b) Payment of COC Repayment Price. Upon the Maker’s receipt of a Notice(s) of Prepayment at Option of Holder Upon Change of Control from the Holder, the Maker shall deliver the COC Repayment Price to the Holder immediately prior to the consummation of the Change of Control; provided that the Holder’s original Note shall have been so delivered to the Maker.

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3.6 Inability to Fully Convert.

(a) Holder’s Option if Maker Cannot Fully Convert. If, upon the Maker’s receipt of a Conversion Notice or as otherwise required under this Note, including with respect to repayment of principal in shares of Common Stock as permitted under this Note, the Maker cannot issue shares of Common Stock for any reason, including, without limitation, because the Maker (x) does not have a sufficient number of shares of Common Stock authorized and available or (y) is otherwise prohibited by applicable law or by the rules or regulations of any stock exchange, interdealer quotation system or other self-regulatory organization with jurisdiction over the Maker or any of its securities from issuing all of the shares of Common Stock which are to be issued to the Holder pursuant to this Note, then the Maker shall issue as many shares of Common Stock as it is able to issue and, with respect to the unconverted portion of this Note or with respect to any shares of Common Stock not timely issued in accordance with this Note, the Holder, solely at Holder’s option, can elect to:

(i) require the Maker to prepay that portion of this Note for which the Maker is unable to issue shares of Common Stock or for which shares of Common Stock were not timely issued (the “Mandatory Prepayment”) at a price equal to the number of shares of Common Stock that the Maker is unable to issue multiplied by the Conversion Price on the date of the Conversion Notice (the “Mandatory Prepayment Price”);

(ii) void its Conversion Notice and retain or have returned, as the case may be, this Note that was to be converted pursuant to the Conversion Notice (provided that the Holder’s voiding its Conversion Notice shall not affect the Maker’s obligations to make any payments which have accrued prior to the date of such notice); or

(iii) defer issuance of the applicable Conversion Shares until such time as the Maker can legally issue such shares; provided that the Principal Amount underlying such Conversion Shares shall remain outstanding until the delivery of such Conversion Shares; and provided, further, that if the Holder elects to defer the issuance of the Conversion Shares, it may exercise its rights under either clause (i) or (ii) above at any time prior to the issuance of the Conversion Shares upon two (2) Business Days’ notice to the Maker.

(b) Mechanics of Fulfilling Holder’s Election. The Maker shall immediately send to the Holder, upon receipt of a Conversion Notice from the Holder, which cannot be fully satisfied as described in Section 3.6(a) above, a notice of the Maker’s inability to fully satisfy the Conversion Notice (the “Inability to Fully Convert Notice”). Such Inability to Fully Convert Notice shall indicate (i) the reason why the Maker is unable to fully satisfy the Holder’s Conversion Notice; and (ii) the amount of this Note which cannot be converted. The Holder shall notify the Maker of its election pursuant to Section 3.6(a) above by delivering written notice to the Maker (“Notice in Response to Inability to Convert”).

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(c) Payment of Mandatory Prepayment Price. If the Holder shall elect to have its Note prepaid pursuant to Section 3.6(a)(i) above, the Maker shall pay the Mandatory Prepayment Price to the Holder within five (5) Business Days of the Maker’s receipt of the Holder’s Notice in Response to Inability to Convert; provided that prior to the Maker’s receipt of the Holder’s Notice in Response to Inability to Convert the Maker has not delivered a notice to the Holder stating, to the satisfaction of the Holder, that the event or condition resulting in the Mandatory Prepayment has been cured and all Conversion Shares issuable to the Holder can and will be delivered to the Holder in accordance with the terms of this Note. If the Maker shall fail to pay the applicable Mandatory Prepayment Price to the Holder on the date that is two (2) Business Days following the Maker’s receipt of the Holder’s Notice in Response to Inability to Convert, in addition to any remedy the Holder may have under this Note and the Purchase Agreement, such unpaid amount shall bear interest at the rate of fifteen percent (15%) per month (prorated for partial months) until paid in full. Until the full Mandatory Prepayment Price is paid in full to the Holder, the Holder may (i) void the Mandatory Prepayment with respect to that portion of the Note for which the full Mandatory Prepayment Price has not been paid and (ii) receive back such Note.

(d) No Rights as Shareholder. Except as expressly set forth hereunder, nothing contained in this Note shall be construed as conferring upon the Holder, prior to the conversion of this Note, the right to vote or to receive dividends or to consent or to receive notice as a shareholder of the Company in respect of any meeting of shareholders for the election of directors of the Maker or of any other matter, or any other rights as a shareholder of the Maker.

ARTICLE 4

4.1 Covenants. For so long as any Note is outstanding, without the prior written consent of the Holder:

(a) Compliance with Transaction Documents. The Maker shall, and shall cause its Subsidiaries to, comply with its obligations under this Note and the other Transaction Documents.

(b) Payment of Taxes, Etc. The Maker shall, and shall cause each of its Subsidiaries to, promptly pay and discharge, or cause to be paid and discharged, when due and payable, all lawful taxes, assessments and governmental charges or levies imposed upon the income, profits, property or business of the Maker and the Subsidiaries, except for such failures to pay that, individually or in the aggregate, have not had and would not reasonably be expected to have a Material Adverse Effect; provided, however, that any such tax, assessment, charge or levy need not be paid if the validity thereof shall currently be contested in good faith by appropriate proceedings and if the Maker or such Subsidiaries shall have set aside on its books adequate reserves with respect thereto, and provided, further, that the Maker and such Subsidiaries will pay all such taxes, assessments, charges or levies forthwith upon the commencement of proceedings to foreclose any lien which may have attached as security therefor.

(c) Corporate Existence. The Maker shall, and shall cause each of its Subsidiaries to, maintain in full force and effect its corporate existence, rights and franchises and all licenses and other rights to use property owned or possessed by it and reasonably deemed to be necessary to the conduct of its business.

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(d) Investment Company Act. The Maker shall conduct its businesses in a manner so that it will not become subject to, or required to be registered under, the Investment Company Act of 1940, as amended.

(e) Prohibition on Registering Other Shares of Common Stock. Until such date as the Investor Shares have been registered for resale under the 1933 Act and may be sold without restriction, the Company shall not file a registration statement under the 1933 Act in respect of any Common Stock or Common Stock underlying any Common Stock Equivalents issued to any third-party following the date hereof.

(f) Prohibited Transactions. The Maker hereby covenants and agrees not to enter into any Prohibited Transactions without a prior written consent of the Lead Investor in its sole and absolute discretion until thirty (30) days after such time as this Note has been converted into Conversion Shares or repaid in full.

(g) Indebtedness. The Maker hereby covenants and agrees not to incur or enter into any agreement or arrangement for Indebtedness which is pari passu or senior to the Indebtedness owing under the Notes without a prior written consent of the Lead Investor, which consent shall not be unreasonably withheld until thirty (30) days after such time as the Notes have been converted into Conversion Shares or repaid in full.

4.2 Set-Off. This Note shall be subject to the set-off provisions set forth in the Purchase Agreement.

ARTICLE 5

5.1 Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (a) the date of transmission, if such notice or communication is delivered via email at the email address specified in this Section 11.2 of the Purchase Agreement prior to 5:00 p.m. (New York time) on a Business Day, (b) the next Business Day after the date of transmission, if such notice or communication is delivered via email at the email address specified in this Section on a day that is not a Business Day or later than 5:00 p.m. (New York time) on any date and earlier than 11:59 p.m. (New York time) on such date, (c) the Business Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service, or (d) upon actual receipt by the party to whom such notice is required to be given. The addresses for notice shall be as set forth in the Purchase Agreement.

5.2 Governing Law. This Agreement shall be governed by and construed in accordance with the Laws of the State of Nevada, without reference to principles of conflict of laws or choice of laws. This Note shall not be interpreted or construed with any presumption against the party causing this Note to be drafted.

5.3 Headings. Article and section headings in this Note are included herein for purposes of convenience of reference only and shall not constitute a part of this Note for any other purpose.

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5.4 Remedies, Characterizations, Other Obligations, Breaches and Injunctive Relief. The remedies provided in this Note shall be cumulative and in addition to all other remedies available under this Note, at law or in equity (including, without limitation, a decree of specific performance and/or other injunctive relief), no remedy contained herein shall be deemed a waiver of compliance with the provisions giving rise to such remedy and nothing herein shall limit the Holder’s right to pursue actual damages for any failure by the Maker to comply with the terms of this Note. Amounts set forth or provided for herein with respect to payments, conversion and the like (and the computation thereof) shall be the amounts to be received by the holder thereof and shall not, except as expressly provided herein, be subject to any other obligation of the Maker (or the performance thereof). The Maker acknowledges that a breach by it of its obligations hereunder will cause irreparable and material harm to the Holder and that the remedy at law for any such breach would be inadequate. Therefore, the Maker agrees that, in the event of any such breach or threatened breach, the Holder shall be entitled, in addition to all other available rights and remedies, at law or in equity, to equitable relief, including but not limited to an injunction restraining any such breach or threatened breach, without the necessity of showing economic loss and without any bond or other security being required.

5.5 Enforcement Expenses. The Maker agrees to pay all costs and expenses of enforcement of this Note, including, without limitation, reasonable attorneys’ fees and expenses.

5.6 Binding Effect; Assignment. The obligations of the Maker and the Holder set forth herein shall be binding upon the successors and assigns of each such party, whether or not such successors or assigns are permitted by the terms herein. The Holder shall have the right to assign this Note hereunder without notice to or the consent of the Maker.

5.7 Amendments; Waivers. No provision of this Note may be waived or amended except in a written instrument signed by the Company and the Holder and approved by the Holder. No waiver of any default with respect to any provision, condition or requirement of this Note shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right.

5.8 Compliance with Securities Laws. The Holder of this Note acknowledges that this Note is being acquired solely for the Holder’s own account and not as a nominee for any other party, and for investment, and that the Holder shall not offer, sell or otherwise dispose of this Note in violation of securities laws. This Note and any Note issued in substitution or replacement therefor shall be stamped or imprinted with a legend in substantially the following form:

“THIS NOTE HAS NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY.”

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5.9 Jurisdiction; Venue. Any action, proceeding or claim arising out of, or relating in any way to this Note shall be brought and enforced in the New York Supreme Court, County of New York, or in the United States District Court for the Southern District of New York. The Company and the Holder irrevocably submit to the jurisdiction of such courts, which jurisdiction shall be exclusive, and hereby waive any objection to such exclusive jurisdiction or that such courts represent an inconvenient forum. The prevailing party in any such action shall be entitled to recover its reasonable and documented attorneys’ fees and out-of-pocket expenses relating to such action or proceeding.

5.10 Failure or Indulgence Not Waiver. No failure or delay on the part of the Holder in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege.

5.11 Maker Waivers. Except as otherwise specifically provided herein, the Maker and all others that may become liable for all or any part of the obligations evidenced by this Note, hereby waive presentment, demand, notice of nonpayment, protest and all other demands’ and notices in connection with the delivery, acceptance, performance and enforcement of this Note, and do hereby consent to any number of renewals of extensions of the time or payment hereof and agree that any such renewals or extensions may be made without notice to any such persons and without affecting their liability herein and do further consent to the release of any person liable hereon, all without affecting the liability of the other persons, firms or Maker liable for the payment of this Note, AND DO HEREBY WAIVE TRIAL BY JURY.

(a) No delay or omission on the part of the Holder in exercising its rights under this Note, or course of conduct relating hereto, shall operate as a waiver of such rights or any other right of the Holder, nor shall any waiver by the Holder of any such right or rights on any one occasion be deemed a waiver of the same right or rights on any future occasion.

(b) THE MAKER ACKNOWLEDGES THAT THE TRANSACTION OF WHICH THIS NOTE IS A PART IS A COMMERCIAL TRANSACTION, AND TO THE EXTENT ALLOWED BY APPLICABLE LAW, HEREBY WAIVES ITS RIGHT TO NOTICE AND HEARING WITH RESPECT TO ANY PREJUDGMENT REMEDY WHICH THE HOLDER OR ITS SUCCESSORS OR ASSIGNS MAY DESIRE TO USE.

5.12 No Usury. It is expressly stipulated and agreed to be the intent of the Company and Holder at all times to comply with applicable state law or applicable United States federal law (to the extent that it permits Holder to contract for, charge, take, reserve, or receive a greater amount of interest than under state law) and that this Section shall control every other covenant and agreement in this Note and the other Transaction Documents. If applicable state or federal law should at any time be judicially interpreted so as to render usurious any amount called for under this Note or under any of the other Transaction Documents, or contracted for, charged, taken, reserved, or received with respect to this Note, or if the Company’s exercise of the option to exercise its remedies, or if any prepayment by the Company results in the Company having paid any interest in excess of that permitted by applicable law, then it is Holder’s express intent that all excess amounts theretofore collected by the Company shall be credited on the Outstanding Principal Amount of this Note, and the provisions of this Note and the other Transaction Documents shall immediately be deemed reformed and the amounts thereafter collectible hereunder and thereunder reduced, without the necessity of the execution of any new documents, so as to comply with the applicable law, but so as to permit the recovery of the fullest amount otherwise called for hereunder or thereunder. All sums paid or agreed to be paid to Holder for the use or forbearance of this Note shall, to the extent permitted by applicable law, be amortized, prorated, allocated, and spread throughout the full stated term of the Loan.

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5.13 Definitions. Capitalized terms used herein and not defined shall have the meanings set forth in the Purchase Agreement. For the purposes hereof, the following terms shall have the following meanings:

(a) “Conversion Price” means the lesser of (i) the closing price of the Common Stock on the Trading Market on the Issuance Date and (ii) 84% of the lowest VWAP over the ten (10) Trading Day period ending on the date the Conversion Notice is delivered, subject to adjustment as provided herein.

(b) “Indebtedness” means: (a) all obligations for borrowed money; (b) all obligations evidenced by bonds, debentures, notes, or other similar instruments and all reimbursement or other obligations in respect of letters of credit, bankers acceptances, current swap agreements, interest rate hedging agreements, interest rate swaps, or other financial products; (c) all capital lease obligations that exceed $100,000 in the aggregate in any fiscal year; (d) all obligations or liabilities secured by a lien or encumbrance on any asset of the Maker, irrespective of whether such obligation or liability is assumed; (e) all obligations for the deferred purchase price of assets, together with trade debt and other accounts payable that exceed $100,000 in the aggregate in any fiscal year; (f) all synthetic leases; (g) any obligation guaranteeing or intended to guarantee (whether directly or indirectly guaranteed, endorsed, co-made, discounted or sold with recourse) any of the foregoing obligations of any other person; (h) trade debt; and (i) endorsements for collection or deposit.

(c) “Mandatory Premium Amount” means an amount equal to 130% of the Outstanding Principal Amount and accrued interest of this Note on the date plus any other outstanding fees or amounts owing under the Transaction Documents.

(d) “Outstanding Principal Amount” means, at the time of determination, the Principal Amount outstanding after giving effect to any conversions or prepayments pursuant to the terms hereof.

(e) “Trading Day” means a day on which the shares of Common Stock are traded on a Trading Market.

(f) “VWAP” means, for any date, the price determined by the first of the following clauses that applies: (a) if the shares of Common Stock are then listed or quoted on a Trading Market, the daily volume weighted average price of the shares of Common Stock for such date (or the nearest preceding date) on the Trading Market on which the shares of Common Stock are then listed or quoted as reported by Bloomberg L.P. (based on a Trading Day from 9:30 a.m. (New York City time) to 4:02 p.m. (New York City time)), (b) if the shares of Common Stock are traded on OTCQB, OTCQX or Pink Open Market, the volume weighted average sales price of the shares of Common Stock for such date (or the nearest preceding date) on OTCQB or OTCQX as applicable, (c) if the shares of Common Stock are not then listed or quoted for trading on OTCQB or OTCQX and if prices for the shares of Common Stock are then reported on the Pink Open Market published by OTC Markets Group, Inc. (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price per share of the shares of Common Stock so reported, or (d) in all other cases, the fair market value of a share of Common Stock as determined by an independent appraiser selected in good faith by the Holder and reasonably acceptable to the Company, the fees and expenses of which shall be paid by the Company.

[Signature Page Follows]

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IN WITNESS WHEREOF, the Maker has caused this Note to be duly executed by its duly authorized officer as of the date first above indicated.

GIVBUX, INC.

By:	/s/ John E. Dolkart, Jr.
Name:	John E. Dolkart, Jr.
Title:	Power of Attorney for Umesh Singh

EXHIBIT A

FORM OF CONVERSION NOTICE

(To be Executed by the Registered Holder in order to Convert the Note)

The undersigned hereby irrevocably elects to convert $ ________________ of the principal amount of the above Note No. ___ into shares of Common Stock of GivBux, Inc. (the “Maker”) according to the conditions hereof, as of the date written below.

Date of Conversion:

Conversion Price:

Number of shares of Common Stock beneficially owned or deemed beneficially owned by the Holder on the Conversion Date:

[HOLDER]

By:
Name:
Title:

Address: